SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         June 15, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen, Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
1-5072	Savannah Electric and Power Company (A Georgia Corporation) 600 East Bay Street Savannah, Georgia 31401 (912) 644-7171	58-0418070

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by three registrants: The Southern Company, Georgia Power Company and Savannah Electric and Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Fuel Cost Recovery” of The Southern Company (Southern Company), Georgia Power Company (Georgia Power) and Savannah Electric and Power Company (Savannah Electric) and “PSC Matters – Merger” of Georgia Power and Savannah Electric in Item 7 and Note 3 to the financial statements of Southern Company under “Georgia Power Retail Regulatory Matters” and “Merger of Georgia Power and Savannah Electric” and Note 3 to the financial statements of Georgia Power and Savannah Electric under “Retail Regulatory Matters – Merger” and “Retail Regulatory Matters – Fuel Cost Recovery” in Item 8 of each registrant’s Annual Report on Form 10-K for the year ended December 31, 2005. Also, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL –“FERC and State PSC Matters – Retail Fuel Cost Recovery” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and Georgia PSC Matters – Retail Fuel Cost Recovery” of Georgia Power and Savannah Electric and Note (H) to the financial statements in each registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

On June 15, 2006, the Georgia Public Service Commission (PSC) ruled on the combined request of Georgia Power and Savannah Electric (together, the Companies) to change the fuel cost recovery rates to allow for the estimated increase in future fuel costs and the collection of existing under recovered fuel costs. The PSC order provides for a combined ongoing fuel cost forecast, but reduces the Companies’ requested increase related to such forecast by $200 million. The PSC order includes no disallowances of previously incurred fuel costs and allows the Companies to recover their estimated under recovered fuel costs as of June 30, 2006 over 35 months for customers in the existing

Georgia Power territory and over 41 months for customers in the former Savannah Electric territory. Georgia Power’s total annual billing increase under the order will be approximately $400 million, of which approximately $100 million relates to fuel used since June 2005. Under the order, beginning September 30, 2006, Georgia Power is required to file for a new fuel cost recovery rate on a semi-annual basis.

With respect to the proposed merger between the Companies, the PSC voted to set the Merger Transition Adjustment (MTA) applicable to customers in the former Savannah Electric service territory so that the new fuel rate plus the MTA will equal the applicable fuel rate paid by such customer as of June 30, 2006. Amounts collected under the MTA will be credited to customers in the existing Georgia Power territory through a Merger Transition Credit (MTC). The MTA and MTC will be in effect until December 31, 2007, when Georgia Power’s base rates are scheduled to be adjusted. The PSC also voted to approve the remaining matters requested by the Companies to effectively complete their merger. All other necessary regulatory and shareholder approvals have previously been received and the merger is expected to be completed by July 1, 2006.

Fuel cost recovery revenues as recorded on the financial statements are adjusted for differences in actual recoverable fuel costs and amounts billed in current regulated rates. Accordingly, the increase in the fuel cost recovery factor will have no significant effect on Georgia Power’s revenues or net income, but will increase cash flow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2006	THE SOUTHERN COMPANY By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary
GEORGIA POWER COMPANY SAVANNAH ELECTRIC AND POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary